Exhibit 99.1

Results of Neohydro’s Wastewater Treatment System A Tremendous Success

HOUSTON, TEXAS. – February 11, 2009, Neohydro Technologies Corp. (OTC BB: NHYT) is pleased to announce that After over a month of extensive real-world operations in a Utah evaporation plant, Neohydro’s new wastewater treatment technology astounded local oil and gas operators and wastewater disposal companies with results that exceeded their highest lab-projected expectations.

Neohydro Technologies Corp., announced the successful results of their pilot project. “This is huge for us,” says Neohydro Technologies Corp. CEO Dean Themy, “we’ve had promising results in the lab, but everyone needed to know the system would hold up under real-world conditions for extended amounts of time. It has! Now all the clients that were waiting in the wings are scrambling to enter into service agreements.”

The pilot project, co-sponsored by ITL (Iowa Tank Lines Inc.) and their waste water subsidiary Water Recovery LLC in Duchesne, Utah, proved how effectively a single-cell Neohydro unit, with moderate power supply requirements, and no additional chemicals, can serve a large wastewater disposal company. Neohydro’s single-cell unit treated a continuous stream of 2,300 barrels of wastewater in a 24-hour period - more than doubling their lab-projected 1,000 barrel-capacity expectations. The lab results showed that the high voltage electrodes removed metals, oils, hydrocarbons BOD’s and COD’s enough to enable the re-use of the water in the frac process in accordance with EPA standards. These findings will probably make Neohydro’s technology the least expensive single-flow mobile wastewater treatment solution available to the oil and gas industry today.

Dean Themy states, “we decided that a second Pilot Project was necessary as we thought it would be advantageous to fill a niche with a new product that would compliment the Rover™. One that was semi-permanent and dealt with wastewater that was disposed off-site and did not deal with the wastewater at the well site. So we created a new “stationary” unit called the NeoH™.

“While we’re excited about opening up a new market with wastewater treatment companies, we cannot forget about the people who are most excited about the results -the well operators.” continues Dean. Why?

Neohydro’s technology employs electro-oxidation to destroy BOD and COD contaminants and electro-coagulation to separate metals, oils, hydrocarbons, gases and water. The resulting water is chemically sound enough for reuse in a number of processes, including reinjection in fracing operations. “Our mobile units can basically drive up to any well site with an onsite pit of wastewater and instantly turn that liability into an asset…an asset that generates continuous return at a fraction of the cost of current methods and without any harmful effects to the environment”, states Themy.

After the proof-positive results, Neohydro eagerly anticipates that it will be able to complete a mutually beneficial agreement with ITL (Iowa Tank Lines Inc.) and its wholly owned subsidiary, Water Recovery LLC. Meanwhile, Neohydro’s mobile test unit, the Rover™ is already on its way to a series of scheduled demonstrations at several well sites in the Utah area before moving on to other potential sites in the US and Canadian Rocky Mountain regions.

Neohydro is also welcoming any interested parties who wish to see the Rover™ or the NeoH™ units in action.

Further information on the Company can be found at www.sec.gov and the company’s website at www.neohydrotech.com

Contact:

Evian IR
Toll Free: 1-877-331-8777
Email: svd@evianir.com

Safe Harbor Statement

Statements in this press release regarding Neohydro Technologies’ products, services, capabilities, performance, opportunities, development and business outlook that are forward-looking involve and are subject to known and unknown risks, uncertainties and other factors, some of which are beyond Neohydro Technologies’ control and difficult to predict, and could cause actual results to differ materially from those anticipated, expressed or forecasted in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing Neohydro Technologies’ products and services, ability to manufacture and deploy Neohydro Technologies’ products, lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, availability of raw materials, subassemblies and components, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the emissions reduction industry and the global economy, compliance with federal and state regulatory requirements, timing, availability and success of new technology and product introductions and the other factors discussed in Neohydro Technologies’ filings with the Securities and Exchange Commission.